Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

EMBED FINANCIAL GROUP HOLDINGS

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(1)	Other	3,080,950		$13.50	$41,592,825.00	0.0001381	$5,743.97
Fees to be Paid	Other	Public Warrants	(2)	Other	11,500,000		0.00	0.00	0.0001381	0.00
Fees to be Paid	Other	Private Warrants	(3)	Other	10,900,000		0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of Warrants	(4)	457(a)	11,200,000		11.50	128,800,000.00	0.0001381	17,787.28
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon conversion of Rights	(5)	Other	766,667		13.50	10,350,004.50	0.0001381	1,429.34
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	(6)	Other	28,475,000	$		$949.17	0.0001381	$0.13

Total Offering Amounts:								$180,743,778.67		24,960.72
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$24,960.72

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Offering Note(s)

(1)	The proposed maximum offering price per unit is based on the average of the high and low prices of WinVest Class A ordinary shares as quoted by the OTC Markets Group Inc. on May 21, 2026, which was approximately $13.50 per share. Represents Class A Ordinary Shares, issuable to the shareholders of WinVest, with the per unit price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.
(2)	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to the public warrants has been allocated to the Class A Ordinary Shares underlying WinVest's public warrants, and those Class A Ordinary Shares are included in the total registration fee.
(3)	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations and pursuant to Rule 457(g) of the Securities Act, the registration fee with respect to the private warrants has been allocated to the Class A Ordinary Shares underlying WinVest's private warrants, and those Class A Ordinary Shares are included in the total registration fee.
(4)	Represents 5,750,000 shares of Class A Ordinary Shares underlying WinVest's public warrants and 5,450,000 shares of Class A Ordinary Shares underlying WinVest's private warrants, with the per warrant price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act. The proposed maximum offering price per unit is based on the exercise price of WinVest's public warrants, which is $11.50 per warrant.
(5)	Represents 766,667 shares of Class A Ordinary Shares underlying WinVest's public rights pursuant to the merger, with the per right price estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act. The proposed maximum offering price per unit is based on the average of the high and low prices of WinVest Class A ordinary shares, as quoted by the OTC Markets Group Inc. on May 21, 2026, which was approximately $13.50 per share.
(6)	Rule 457(f) Fee Calculation Details

The amount to be registered represents the maximum amount of Class A Ordinary Shares issuable to the stockholders of Embed Financial Group Cayman Holdings (“EFGH”) in connection with the Business Combination. The value per share of the securities to be received by WinVest upon the issuance of such securities and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. EFGH is a private company, no market exists for its securities, and EFGH has an accumulated deficit. Therefore, the proposed maximum offering price per share is one-third of the aggregate par value of the securities expected to be exchanged in the Business Combination. No cash is to be received or paid by WinVest in connection with the securities to be exchanged in the Business Combination.